Exhibit 99.1
Investor Relations Contact
Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com
Public Relations Contact
Jodi Sorensen
Adobe Systems Incorporated
408-536-2084
jsorensen@adobe.com

FOR IMMEDIATE RELEASE

Adobe Reports Third Quarter Fiscal 2012 Financial Results
Creative Cloud Subscriptions Accelerate and Digital Marketing Suite Revenue Grows 40 Percent Year-Over-Year

SAN JOSE, Calif. - Sept. 19, 2012 - Adobe Systems Incorporated (Nasdaq:ADBE) today reported financial results for its third quarter of fiscal year 2012 ended Aug. 31, 2012.
Adobe achieved revenue in Q3 FY2012 of $1.081 billion, within its targeted range of $1.075 billion to $1.125 billion. During the quarter, the Company drove faster adoption of Creative Cloud subscriptions than originally projected. As Adobe customers migrate from a legacy Creative Suite perpetual licensing model to new Creative Cloud subscriptions, revenue is recognized over time as opposed to at the time of purchase. This overachievement in subscriptions during the third quarter effectively transitioned approximately $29 million more perpetual revenue than expected to Creative Cloud.
In addition, the effect of currency impacted Q3 revenue negatively by approximately $9 million. Adjusting for these amounts in Adobe's reported results would have enabled the Company to achieve third quarter revenue towards the high-end of its targeted range.
Other Third Quarter Financial Highlights

•	Diluted earnings per share were $0.40 on a GAAP-basis, and $0.58 on a non-GAAP basis.

•	Operating income was $278.3 million and net income was $201.4 million on a GAAP-basis. Operating income was $391.8 million and net income was $291.2 million on a non-GAAP basis.

•	Cash flow from operations was $263.3 million.

•
Adobe Creative Cloud paid subscriptions grew to approximately 200,000 in the third quarter. Adobe added approximately 8,000 Creative Cloud subscriptions per week during the quarter, exceeding the addition of 5,000 subscriptions per week that was assumed in its third quarter financial targets.

•	Digital Marketing Suite achieved record quarterly revenue with 40 percent year-over-year growth.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Executive Quotes
“Customers globally are adopting our new Creative Cloud subscription offering more quickly than we projected," said Shantanu Narayen, president and CEO of Adobe. "We are the leader in the fast-growing Digital Marketing category with 40 percent year-over-year Digital Marketing Suite revenue growth this quarter.”
“We're on a path to drive millions of subscribers to our Creative Cloud offering, as well as build a billion dollar SaaS business in Digital Marketing,” said Mark Garrett, executive vice president and CFO of Adobe. “This will drive higher long-term growth and create a large recurring revenue stream.”
Financial Outlook
Adobe provided financial targets for the fourth quarter of fiscal 2012. These targets reflect the effect of higher migration of customers to Creative Cloud than forecast earlier in the year.

For the fourth quarter of fiscal 2012, Adobe is targeting revenue of $1.075 billion to $1.125 billion. On a diluted earnings per share basis, the company is targeting a range of $0.34 to $0.39 on a GAAP basis, and $0.53 to $0.58 on a non-GAAP basis. These targeted ranges factor in the addition of 125,000 new Creative Cloud subscriptions in the quarter, which represents approximately $94 million in Q4 perpetual revenue which would effectively move to subscription and ratable monthly recognition.
Adobe is targeting its Q4 share count to be between 500 million and 502 million shares, and it is targeting non-operating expense between $18 million and $20 million. Adobe's tax rate is expected to be approximately 23.5 percent on a GAAP basis and 22.5 percent on a non-GAAP basis.
A reconciliation between GAAP and non-GAAP financial targets is provided at the end of this press release.
Adobe to Webcast Earnings Conference Call
Adobe will webcast its third quarter fiscal year 2012 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. A copy of Adobe management's prepared remarks has been posted to the website in advance of the call for reference.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to revenue, additional Creative Cloud subscriptions and the resulting impact on revenue, growth in our Digital Marketing business, non-operating expense, tax rate, share count, earnings per share, increases in recurring revenue and our ability to execute against our strategy in our key growth areas, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and distribute products and services that meet customer requirements, introduction of new products and business models by competitors, failure to successfully manage transitions to new business models and markets, including our increased emphasis on a cloud and subscription strategy, fluctuations in subscription renewal or upgrade rates, continued uncertainty in economic conditions and the financial markets, difficulty in predicting revenue from new businesses and the potential impact on our financial results from changes in our business models, and failure to realize the anticipated benefits of past or future acquisitions.

For a discussion of these and other risks and uncertainties, please refer to Adobe's Annual Report on Form 10-K for the fiscal year ended Dec. 2, 2011 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 2, 2012 and June 1, 2012.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe's Quarterly Report on Form 10-Q for our quarter ended Aug. 31, 2012, which Adobe expects to file in Oct. 2012.
Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe Systems Incorporated
Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.

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© 2012 Adobe Systems Incorporated. All rights reserved. Adobe, Creative Cloud, Creative Suite and the Adobe logo are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2012	September 2, 2011	August 31, 2012	September 2, 2011
Revenue:
Products	$810,457	$811,920	$2,490,000	$2,484,588
Subscription	172,920	114,555	478,669	330,197
Services and support	97,203	86,737	281,580	249,312
Total revenue	1,080,580	1,013,212	3,250,249	3,064,097

Cost of revenue:
Products	27,234	26,209	92,976	91,592
Subscription	56,191	47,492	159,794	142,699
Services and support	36,196	30,953	106,034	87,203
Total cost of revenue	119,621	104,654	358,804	321,494

Gross profit	960,959	908,558	2,891,445	2,742,603

Operating expenses:
Research and development	189,145	181,039	547,776	542,650
Sales and marketing	368,556	340,724	1,113,978	1,017,492
General and administrative	110,249	98,493	323,533	295,019
Restructuring charges	2,374	3,816	(2,642)	3,271
Amortization of purchased intangibles	12,331	10,376	36,374	31,003
Total operating expenses	682,655	634,448	2,019,019	1,889,435

Operating income	278,304	274,110	872,426	853,168

Non-operating income (expense):
Interest and other income (expense), net	1,217	33	(2,696)	(1,623)
Interest expense	(17,253)	(16,431)	(50,720)	(50,178)
Investment gains (losses), net	944	(993)	9,153	683
Total non-operating income (expense), net	(15,092)	(17,391)	(44,263)	(51,118)
Income before income taxes	263,212	256,719	828,163	802,050
Provision for income taxes	61,855	61,618	217,721	142,922
Net income	$201,357	$195,101	$610,442	$659,128
Basic net income per share	$0.41	$0.39	$1.23	$1.32
Shares used to compute basic net income per share	494,051	494,537	494,672	499,451
Diluted net income per share	$0.40	$0.39	$1.22	$1.30
Shares used to compute diluted net income per share	499,757	498,741	502,167	506,334

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	August 31, 2012	December 2, 2011
ASSETS

Current assets:
Cash and cash equivalents	$1,162,380	$989,500
Short-term investments	2,084,983	1,922,192
Trade receivables, net of allowances for doubtful accounts of $14,516 and $15,080, respectively	566,671	634,373
Deferred income taxes	57,024	91,963
Prepaid expenses and other current assets	139,115	133,423
Total current assets	4,010,173	3,771,451

Property and equipment, net	619,392	527,828
Goodwill	4,126,548	3,849,217
Purchased and other intangibles, net	576,948	545,526
Investment in lease receivable	207,239	207,239
Other assets	89,713	89,922
Total assets	$9,630,013	$8,991,183

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Trade payables	$58,446	$86,660
Accrued expenses	547,812	554,941
Capital lease obligations	11,093	9,212
Accrued restructuring	14,803	80,930
Income taxes payable	31,910	42,634
Deferred revenue	505,646	476,402
Total current liabilities	1,169,710	1,250,779

Long-term liabilities:
Debt and capital lease obligations	1,499,881	1,505,096
Deferred revenue	54,687	55,303
Accrued restructuring	12,706	7,449
Income taxes payable	151,946	156,958
Deferred income taxes	253,626	181,602
Other liabilities	48,764	50,883
Total liabilities	3,191,320	3,208,070

Stockholders' equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	2,961,799	2,753,896
Retained earnings	6,815,375	6,528,735
Accumulated other comprehensive income	22,511	29,950
Treasury stock, at cost (106,102 and 109,294 shares, respectively), net of re-issuances	(3,361,053)	(3,529,529)
Total stockholders' equity	6,438,693	5,783,113
Total liabilities and stockholders' equity	$9,630,013	$8,991,183

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended
	August 31, 2012	September 2, 2011
Cash flows from operating activities:
Net income	$201,357	$195,101
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	74,110	64,009
Stock-based compensation expense	74,013	68,800
Unrealized investment (gains) losses	(851)	2,029
Changes in deferred revenue	(32,445)	1,360
Changes in other operating assets and liabilities	(52,844)	(6,171)
Net cash provided by operating activities	263,340	325,128

Cash flows from investing activities:
Purchases of short-term investments, net of sales and maturities	(37,426)	(161,163)
Purchases of property and equipment	(77,432)	(65,475)
Purchases of long-term investments, intangibles and other assets, net	(4,362)	(2,935)
Acquisitions, net of cash	—	(70,549)
Net cash used for investing activities	(119,220)	(300,122)

Cash flows from financing activities:
Purchases of treasury stock	—	(150,000)
Re-issuance of treasury stock	60,948	56,180
Proceeds from debt and capital lease obligations	3,152	—
Repayment of debt and capital lease obligations	(2,316)	(4,179)
Excess tax benefits from stock-based compensation	1,172	318
Net cash provided by (used for) financing activities	62,956	(97,681)
Effect of exchange rate changes on cash and cash equivalents	4,066	14,412
Net increase (decrease) in cash and cash equivalents	211,142	(58,263)
Cash and cash equivalents at beginning of period	951,238	827,475
Cash and cash equivalents at end of period	$1,162,380	$769,212

Non-GAAP Results
(In thousands, except per share data)
The following tables show Adobe's GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	August 31, 2012	September 2, 2011	June 1, 2012
Operating income:

GAAP operating income	$278,304	$274,110	$305,143
Stock-based and deferred compensation expense	80,682	64,115	70,714
Restructuring charges	2,374	3,816	(2,191)
Amortization of purchased intangibles	30,410	24,103	30,704
Non-GAAP operating income	$391,770	$366,144	$404,370

Net income:

GAAP net income	$201,357	$195,101	$223,876
Stock-based and deferred compensation expense	80,682	64,115	70,714
Restructuring charges	2,374	3,816	(2,191)
Amortization of purchased intangibles	30,410	24,103	30,704
Investment (gains) losses	(944)	993	(7,188)
Income tax adjustments	(22,685)	(15,326)	(16,290)
Non-GAAP net income	$291,194	$272,802	$299,625

Diluted net income per share:

GAAP diluted net income per share	$0.40	$0.39	$0.45
Stock-based and deferred compensation expense	0.16	0.13	0.14
Restructuring charges	—	0.01	—
Amortization of purchased intangibles	0.06	0.05	0.06
Investment (gains) losses	—	—	(0.01)
Income tax adjustments	(0.04)	(0.03)	(0.04)
Non-GAAP diluted net income per share	$0.58	$0.55	$0.60

Shares used in computing diluted net income per share	499,757	498,741	501,377

Non-GAAP Results (continued)
(In thousands, except percentages)

	Three Months Ended
	August 31, 2012	September 2, 2011	June 1, 2012
Operating expenses:

GAAP operating expenses	$682,655	$634,448	$688,388
Stock-based and deferred compensation expense	(75,762)	(60,195)	(66,224)
Restructuring charges	(2,374)	(3,816)	2,191
Amortization of purchased intangibles	(12,331)	(10,376)	(12,614)
Non-GAAP operating expenses	$592,188	$560,061	$611,741

Three Months Ended
August 31, 2012
Effective income tax rate:

GAAP effective income tax rate	23.5%
Stock-based and deferred compensation expense	(0.7)
Amortization of purchased intangibles	(0.3)
Non-GAAP effective income tax rate	22.5%

Non-GAAP Financial Targets
(In millions, except per share data)
The following tables show Adobe's fourth quarter fiscal year 2012 financial targets reconciled to non-GAAP financial targets included in this release.

	Fourth Quarter Fiscal 2012
	Low	High
Diluted net income per share:

GAAP diluted net income per share	$0.34	$0.39
Stock-based and deferred compensation expense	0.17	0.17
Amortization of purchased intangibles	0.06	0.06
Income tax adjustments	(0.05)	(0.05)
Restructuring charges	0.01	0.01
Non-GAAP diluted net income per share	$0.53	$0.58

Shares used to compute diluted net income per share	502.0	500.0

Three Months Ended
November 30, 2012
Effective income tax rate:

GAAP effective income tax rate	23.5%
Stock-based and deferred compensation expense	(1.0)
Non-GAAP effective income tax rate	22.5%

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results in a manner that focuses on what Adobe believes to be its ongoing business operations. Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes the stock-based and deferred compensation expenses, restructuring charges, amortization of purchased intangibles, investment gains and losses and the related tax impact of all of these items, income tax adjustments, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.